EXHIBIT 5.1

                          ImClone Systems Incorporated
                               180 Varick Street
                            New York, New York 10014


                                                                August 27, 2001



Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Ladies and Gentlemen:

     I am Vice President, Legal and Associate General Counsel of ImClone Systems Incorporated, a Delaware corporation (the "Company"), and have acted as counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, relating to the authorization of the issuance of an additional 4,000,000 shares of the Company's common stock, par value $.001 (the "Shares"), in connection with the ImClone Systems Incorporated 1998 Non-Qualified Stock Option Plan, as amended (the "Plan").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of the opinion and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed that the signatures (other than those of officers of the Company) on all documents that I have examined are genuine.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ Catherine M. Vaczy
                                           ------------------------------------
                                           Catherine M. Vaczy
                                           Vice President, Legal and
                                           Associate General Counsel